                                                                 Exhibit 10.21


                          FIFTH SUPPLEMENTAL INDENTURE
                            AND WAIVER OF COVENANTS


          FIFTH SUPPLEMENTAL INDENTURE AND WAIVER OF COVENANTS, dated as of March 16, 2000 (the "Fifth Supplemental Indenture") to the Indenture, dated as of May 1, 1993, between Chatwins Group, Inc., a Delaware corporation (the "Company"), Reunion Industries, Inc., a Delaware corporation ("Reunion"), and State Street Bank and Trust Company, a Massachusetts trust company, as successor trustee to The First National Bank of Boston (the "Trustee"), as amended by the First Supplemental Indenture and Waiver of Covenants, dated as of June 20, 1995 between the Company and the Trustee, the Second Supplemental Indenture, dated as of June 20, 1995, between the Company and the Trustee, the Third Supplemental Indenture, dated as of May 28, 1999, between the Company and the Trustee, and the Fourth Supplemental Indenture, dated as of March 8, 2000, between the Company and the Trustee (as amended, the "Indenture"). Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Indenture or in the Amended Consent Solicitation and Notice of Offer to Purchase Senior Notes of the Company, dated February 1, 2000, attached hereto as
Schedule I (the "Consent Solicitation").

          The Company and the Trustee, pursuant to Sections 9.02 and 5.01 of the Indenture, agree as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's Securities:

     1.  Assumption of Indenture Obligations.  The Company has entered into an
         -----------------------------------
Amended and Restated Merger Agreement with Reunion, dated as of July 28, 1999 (the "Amended and Restated Merger Agreement"), pursuant to which the Company is merging with and into Reunion (the "Merger"), with Reunion being the surviving corporation ("New Reunion"). In connection with the Merger, New Reunion does hereby assume, succeed to and agree to be bound by all of the obligations of the Company under the Indenture, the Purchase Agreement, the Exchange and Registration Rights Agreement and the Securities Pledge Agreement.

     2.  Amendment of Indenture.  Section 4.09(iii) of the Indenture is hereby
         ----------------------
amended by deleting the phrase "2.5 to 1.0 thereafter" and inserting in its place the phrase "2.0 to 1.0 thereafter."

     3.  Waiver of Outstanding Defaults.  The Investment Default and the Pledge
         ------------------------------
Default under the Indenture, and the consequences thereof, are waived as to all Securities and all Securityholders as may be necessary to permit Chatwins and Reunion to proceed with the Merger and for all other purposes under the Indenture.

     4.  Waivers of Indenture Covenants.  In connection with the transactions
         ------------------------------
set forth in the Consent Solicitation, the following Indenture provisions, and the consequences thereof, are waived as to all Securities and all
Securityholders:

          (a) the provisions of Section 5.01(4)(B) (Debt Test Covenant of "When Company May Merge") as may be necessary to permit Chatwins and Reunion to consummate the Merger;

          (b) the provisions of Section 4.12 of the Indenture ("Limitation on Liens") as may be necessary to permit New Reunion to enter into and consummate the New Credit Facility;

          (c) Section 4.09 of the Indenture ("Limitation on Incurrence of Indebtedness") as may be necessary to enter into and consummate the Term Loan Facility on the effective date of Merger and to make additional term loan borrowings thereunder from time to time thereafter, but limited always to a maximum aggregate principal amount of $33 million outstanding at any time under the Term Loan Facility; and

          (d) the provisions of Section 4.09 of the Indenture ("Limitation on Incurrence of Indebtedness") as may be necessary to permit New Reunion to consummate the Kingway Acquisition.

     5.  No Defaults.  In connection with the outstanding Default and covenant
         -----------
waivers set forth in Sections 3 and 4 above, the parties hereby acknowledge that any Defaults have ceased to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent to such other or subsequent Default, except, however, such subsequent Defaults as would otherwise arise upon subsequent reborrowings under the Term Loan Facility so long as the aggregate principal amount outstanding thereunder at any time does not exceed $33 million, all of which subsequent Defaults, if any, are hereby waived.

     6.  Waiver of June Purchase Offer.  The Holders of $47,450,000 principal
         -----------------------------
amount of outstanding Securities set forth in Column B of Schedule 2 hereto (the "Consenting Securities") have waived their right to receive, accept and elect to participate in and tender Securities pursuant to the Purchase Offer due to be made by the Company on June 1, 2000 (the "June Purchase Offer") pursuant to
Section 3.09 of the Indenture (the "June Purchase Offer Waiver").

     7.  Effect of June Purchase Offer Waiver.  Pursuant to Section 9.04(c) of
         ------------------------------------
the Indenture, the June Purchase Offer Waiver shall bind each Securityholder of a Consenting Security and every subsequent Securityholder of a Consenting Security or a portion thereof if notice of the June Purchase Offer Waiver is reflected on a Security that evidences the same debt or a portion thereof as the consenting Securityholder's Security. To ensure that the June Purchase Offer Waiver under Section 3.09 of the Indenture binds every subsequent Securityholder of the Consenting Securities or a portion thereof, the Company has taken the steps necessary to make a notation of the June Purchase Offer Waiver on the Consenting Securities.

     8.  No Defaults.  In connection with the covenant waiver set forth in
         -----------
Section 6 above, the parties hereby acknowledge that any Default or any Event of Default which might otherwise arise as a result of the failure to extend the June Purchase Offer to the holders of Consenting Securities or portions thereof shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent to such other or subsequent Default.

     9.  Effect of Fifth Supplemental Indenture.  This Fifth Supplemental
         --------------------------------------
Indenture shall be an integrated part of the Indenture (as amended and modified by the First Supplemental Indenture and Wavier of Covenants, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture). Except as amended by this Fifth Supplemental Indenture, the Indenture (as so amended) shall remain in full force and effect.

     10.  Counterparts.  This Fifth Supplemental Indenture may be executed in
          ------------
any number of counterparts, each which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first written above.


                              CHATWINS GROUP, INC.

                              /s/Joseph C. Lawyer
                              --------------------
                              Name:  Joseph C. Lawyer
                              Title:  President

                              REUNION INDUSTRIES, INC.
                              /s/Richards L. Evans
                              ---------------------
                                 Name:  Richard L. Evans
                                 Title:  Executive Vice President, Chief
                                 Financial Officer and Secretary


                              STATE STREET BANK AND
                              TRUST COMPANY, as successor Trustee

                              By: /s/Jacqueline Bonhomme
                                  ----------------------
                                 Name: Jacqueline Bonhomme
                                 Title:  Assistant Vice President

                                                                      SCHEDULE I
                                                                      ----------

                              M E M O R A N D U M
                              -------------------


TO:       HOLDERS OF SENIOR NOTES

FROM:     Chatwins Group, Inc.

DATE:     February 1, 2000

RE: Amended Consent Solicitation and Notice of Offer To Purchase Senior Notes (the "Amended Consent Solicitation and Purchase Offer"), and Termination and Rescission of November 19 and 24, 1999 Consent Solicitation and Purchase Offer (the "Original Consent Solicitation and Purchase Offer")
               ----------------------------------------------------------------


ISSUER:                    Chatwins Group, Inc. ("Chatwins")

SECURITIES:                13% Senior Notes of Chatwins due 2003 (the "Securities") issued under the Indenture, dated as of May 1, 1993, between Chatwins and State Street Bank and Trust Company, as successor Trustee to First National Bank of Boston, as amended (the "Indenture").

SUMMARY:/1/                .  The Original Consent Solicitation and Purchase Offer is
                              rescinded due to inability to complete the New Credit Facility as defined therein
                           .  Chatwins hereby makes an Amended Consent Solicitation and
                              Purchase Offer to:
                              .  Obtain the same amendments and waivers of the Indenture covenants and defaults solicited in November, 1999
                              .  Obtain a new waiver of Chatwins' obligation to make a
                                 Purchase Offer as to $25 million principal amount of
                                 Securities on June 1, 2000
                              .  Offer to purchase at par from Securityholders consenting to all such amendments and waivers up to $25 million principal amount of Securities (the "Amended Purchase Offer")

------------------
/1/ This summary is qualified by the other more specific provisions of this document.

                           .  To consent to such amendments and waivers and to accept the
                              Amended Purchase Offer:
                              .  Complete the form attached as Exhibit A and fax it to
                                 Chatwins by 5:00 p.m. Eastern Standard Time on February
                                 10, 2000.
                              .  Ensure that you have tendered your Securities to DTC by
                                 February 10, 2000 in the principal amount of Securities as to which you validly accept the Amended Purchase Offer.

BACKGROUND:                By notices dated November 19 and 24, 1999, Chatwins made an offer to purchase $25 million principal amount of Securities at one hundred percent (100%) of par (the "Original Purchase
                           Offer") from those Securityholders of record on November 19,
                           1999 who consented and agreed to certain amendments and waivers under the Indenture (the "Original Consent Solicitation and
                           Purchase Offer").  A copy of the Original Consent Solicitation and Purchase Offer is attached as Exhibit B.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in Exhibit B.

                           Chatwins solicited these amendments and waivers under the
                           Indenture to allow Chatwins and Reunion Industries, Inc.
                           ("Reunion") to proceed with (i) a proposed merger, whereby
                           Chatwins will merge with and into Reunion ("New Reunion") and
                           New Reunion will succeed to Chatwins' obligations under the
                           Indenture and (ii) certain related transactions.  Only those
                           Securityholders who consented and agreed to all the requested
                                                                       ---
                           amendments and waivers were to be entitled to have their
                           Securities purchased in the Original Purchase Offer.

                           The Original Consent Solicitation and Purchase Offer was
                           conditioned upon (i) Chatwins receiving all the requested
                                                                   ---
                           amendments and waivers from a majority of the outstanding
                           principal amount of Securities, (ii) the Original Purchase
                           Offer being accepted as to at least $25 million principal
                           amount of the Securities, and (iii) New Reunion consummating the financing necessary to consummate the Original Purchase
                           Offer.  If more than $25 million of Securities were tendered in the Original Purchase Offer, the tendered Securities were to be purchased pro rata.

                           As of December 3, 1999, Chatwins received consents to all
                           requested amendments and waivers from $49,335,000 principal amount of Securities.  That same principal amount of Securities held by consenting Securityholders properly accepted the

                           Original Purchase Offer.

REASON FOR TERMINATION     The Original Consent Solicitation and Purchase Offer
AND RESCISSION OF          contemplated that New Reunion would enter into a new credit
ORIGINAL CONSENT           facility (the "New Credit Facility") with certain lenders.  $25
SOLICITATION AND           million of the proceeds of the New Credit Facility was to be
PURCHASE OFFER:            used to consummate the Original Repurchase Offer.  The lenders negotiating the New Credit Facility have now indicated that they will not consummate the New Credit Facility unless
                           Securityholders waive the obligation of New Reunion (as
                           Chatwins' successor following the Merger) under Section 3.09 of the Indenture to make a Purchase Offer to purchase $25 million principal amount of the Securities on June 1, 2000.

TERMINATION AND            The third condition of the Original Purchase Offer (New Reunion
RESCISSION OF ORIGINAL     being able to consummate the New Credit Facility) having
CONSENT SOLICITATION       failed, the Original Purchase Offer is terminated and
AND PURCHASE OFFER:        rescinded, the agreements and waivers received by Chatwins from
                           Securityholders in connection therewith are void and
                           ineffective, all as contemplated by the terms of the Original
                           Consent Solicitation and Purchase Offer and the Trustee has
                           cancelled the tender of your Securities in connection therewith.

AMENDED CONSENT            Chatwins hereby makes a new offer to purchase $25 million
SOLICITATION AND           principal amount of its Securities at one hundred percent
PURCHASE OFFER:            (100%) of par (the "Amended Purchase Offer").  In connection with the Amended Purchase Offer, Chatwins is soliciting
                           consents to certain amendments and waivers under its Indenture.
                           The Amended Purchase Offer is being made to only those
                           Securityholders of record on November 19, 1999 who agree and consent to all the amendments and waivers of the Indenture
                                      ---
                           covenants and Defaults solicited hereby and is conditioned upon
                           (i) Chatwins receiving consents to the amendments and waivers solicited hereby from Securityholders in respect of the
                           outstanding principal amount of Securities that will be
                           sufficient to permit it to consummate the Merger, the New
                           Credit Facility and the related transactions without violating any provisions of the Indenture, (ii) the Amended Purchase
                           Offer being accepted as to at least $25 million principal
                           amount of the Securities, and (iii) New Reunion consummating the New Credit Facility (the New Credit Facility subject to an acceptable waiver of the June 1, 2000 purchase offer being hereinafter referred to as the "Revised New Credit Facility")
                           which is required to provide the funds needed to consummate the
                           Amended Purchase Offer.  If more than $25 million of Securities are tendered in the Amended Purchase

                           Offer, the tendered Securities are to be purchased pro rata.  If the Amended Purchase Offer is not consummated, then none of the amendments and waivers solicited hereby shall become effective.

                           November 19, 1999 (at 5:00 p.m. Eastern Standard Time) has been fixed by Chatwins as the record date for determining the
                           Securityholders entitled to participate in the Amended Purchase
                           Offer and to agree and consent to the amendments and waivers requested herein.  The Securities are represented by a Global
                           Security deposited with The Depository Trust Company ("DTC")
                           and registered in the name of DTC's nominee, Cede & Co.  In accordance with DTC's usual procedures, an Omnibus Consent is being delivered to Chatwins under which Cede & Co.'s rights to consent in respect of the Securities have been assigned to the
                           DTC Participants who are the holders on the record date of the
                           Securities through their accounts at DTC or their assignees
                           (the "Participants").

DESCRIPTION OF             Pursuant to Section 3.08 of the Indenture Chatwins is obligated
NEW WAIVER:                to make a mandatory redemption of $12.5 million principal
                           amount of Securities on May 1, 2000.

                           Pursuant to Section 3.09 of the Indenture Chatwins is obligated to offer to purchase $25 million principal amount of the
                           Securities on June 1, 2000.

                           If the Merger and the Revised New Credit Facility and the
                           Amended Purchase Offer are consummated, New Reunion will credit against these obligations as permitted by Section 3.10 of the
                           Indenture the $25 million principal amount of Securities it will acquire in the Amended Purchase Offer as follows:

                                 .  $12.5 million against the Section 3.08 May 1, 2000
                                    mandatory redemption obligation, and

                                 .  $12.5 million against the Section 3.09 June 1, 2000
                                    purchase offer obligation.

                           Accordingly, New Reunion will remain obligated to offer to purchase $12.5 million principal amount of Securities on June
                           1, 2000 pursuant to Section 3.09 of the Indenture.

                           As noted above, New Reunion's prospective lenders will not consummate the Revised New Credit Facility unless
                           Securityholders waive this remaining $12.5 million repurchase offer obligation under Section 3.09 of the Indenture.  Thus, in order to proceed with the Amended Purchase Offer and consummate the Merger and other transactions described above, Chatwins is requesting that the Securityholders waive their rights to
                           require Chatwins to make the balance of the Section 3.09 June
                           1, 2000 purchase offer remaining after crediting $12.5 million of the $25 million principal amount of Securities it acquires pursuant to the Amended Purchase Offer as noted above.

INDENTURE                  Section 6.06(6) of the Indenture provides that if Chatwins
REQUIREMENTS               fails to fulfill its repurchase obligations arising under
FOR NEW WAIVER:            Section 3.09, such failure shall constitute a Default by reason of the failure by the Company to pay principal and,
                           notwithstanding any other provision of the Indenture, the right of any Securityholder to receive payment of such principal may not be impaired or affected without the consent of such
                           Securityholder.

                           Similarly, although Section 9.02 of the Indenture provides that the Indenture may be amended and any existing Default or Event of Default or compliance with any provision or consequences of the foregoing may be waived with the written consent of
                           Securityholders holding a majority of the aggregate principal amount of the Securities then outstanding, no such amendment, supplement or waiver may be made without the consent of the
                           Securityholder if it would alter the redemption or repurchase provisions of such Security.

EFFECT OF                  Pursuant to Section 9.04(c) of the Indenture, after the waiver
NEW WAIVER:                of compliance with the Section 3.09 June 1, 2000 repurchase obligation becomes effective it will bind every Securityholder of a Security who has consented to it and it shall also bind every subsequent Securityholder of such Security (or of a
                           portion of a Security that evidences the same debt as the
                           consenting Securityholder's Security) if notice of such waiver is reflected on the Securities that evidence the same debt as the consenting Securityholder's Security.

ACTION REQUESTED:          If you wish to accept the Amended Purchase Offer by consenting and agreeing to all the amendments and waivers of the Indenture covenants and defaults solicited hereby, please (i) indicate your acceptance, consent and agreement in the space provided on the form attached hereto as Exhibit A; (ii) return the properly executed form to Chatwins via facsimile at (412) 885-5512
                           (Attention: Russell S. Carolus), (iii) send the executed
                           original form to Chatwins via overnight courier addressed as follows:  Chatwins Group, Inc., 300 Weyman Plaza, Suite 340,
                           Pittsburgh, PA, 15236, Attention: Russell S.

                           Carolus; and (iv) tender your Securities to be acquired under the Amended Purchase Offer through the DTC ATOP System.

                           To ensure that you will be entitled to have your Securities purchased pursuant to the Amended Purchase Offer, your properly executed acceptance must be received by Chatwins no later than
                           February 10, 2000 at 5:00 p.m. Eastern Standard Time and you
                           must have tendered your Securities through the DTC ATOP System no later than February 10, 2000.

                           If you do not have independent authority to consent and agree in respect of the Securities you hold as a Participant at DTC you should distribute a copy of this document to your customers or affiliates and obtain from them whatever authorization you require in respect of such consent and agreement.

WITHDRAWAL                 Securityholders will have the right to withdraw their tender of
RIGHTS:                    Securities pursuant to the Amended Purchase Offer only until the amount of Securities tendered pursuant to the Amended
                           Purchase Offer equals $25 million.  Chatwins will notify
                           Securityholders when their withdrawal rights have terminated.

ADDITIONAL INFORMATION:    See the Original Consent Solicitation and Purchase Offer
                           (attached as Exhibit B).  Copies of the other materials
                           previously distributed therewith will be recirculated upon request - Contact:  Russell Carolus, Chatwins Group, Inc., 300
                           Weyman Plaza, Suite 340, Pittsburgh, Pennsylvania 15236,
                           Telephone:  (412) 885-5506; Facsimile:  (412) 885-5512.

                                                                       Exhibit A
                                                                       ---------

              AMENDED CONSENT SOLICITATION AND PURCHASE OFFER FORM

     11. The undersigned does hereby represent that it is a Participant with DTC -- namely, that it maintains an account with The Depository Trust Company, New York, NY ("DTC").

     12. The undersigned does hereby represent that it had $_________ principal amount of Securities credited to its account with DTC on November 19, 1999.

     13. The undersigned does hereby represent that as of November 19, 1999 it had the full right to consent and agree, or has received all necessary authorizations to consent and agree, on behalf of $__________ principal amount of Securities in respect of the amendments and waivers of the Indenture covenants and Defaults as more fully described herein.

     14. On behalf of $_________ principal amount (the "Consenting Securities") of the total $_________ principal amount of Securities credited to its account with DTC on November 19, 1999, and on behalf of all subsequent holders of the Consenting Securities, the undersigned does hereby:

          (a) Agree and consent to all the amendments and waivers of the
                                   ---
              Indenture covenants and defaults solicited in the Original Consent Solicitation and Purchase Offer as set forth in Exhibit B hereto; and

          (b) Waive its right to receive, accept and elect to participate in and tender Consenting Securities pursuant to the Purchase Offer due to be made by Chatwins on June 1, 2000 pursuant to Section 3.09 of the Indenture.

     15. The undersigned does hereby accept the Amended Purchase Offer on behalf of $______________ principal amount of the $______________ principal amount of Consenting Securities for which it has consented to all the amendments
                                                              ---
and waivers as stated herein and which were credited to its account with DTC on November 19, 1999.

     16. THE UNDERSIGNED ACKNOWLEDGES THAT (I) THIS AMENDED CONSENT SOLICITATION AND PURCHASE OFFER SUPERCEDES THE ORIGINAL CONSENT SOLICITATION AND PURCHASE OFFER, (II) ONLY SECURITYHOLDERS THAT TIMELY CONSENT TO ALL THE AMENDMENTS AND WAIVERS REQUESTED BY THIS NOTICE WILL BE PERMITTED TO PARTICIPATE IN THE AMENDED PURCHASE OFFER AND TO SELL SECURITIES TO CHATWINS PURSUANT THERETO AND (III) THIS AMENDED PURCHASE OFFER WILL ONLY BE CONSUMMATED IF NEW REUNION CONSUMMATES THE REVISED NEW CREDIT FACILITY.

                                 Signature

                                 Date:
                                      ---------------------------------
                                 Print Name:
                                            ---------------------------
                                 Taxpayer ID Number:
                                                    -------------------

                                                                     Exhibit B-1
                                                                     -----------


TO:      HOLDERS OF SENIOR NOTES

FROM:    Chatwins Group, Inc.

DATE:    November 19, 1999

RE:      Chatwins Group Inc. - Notice of Offer to
         Purchase Senior Notes and Consent Solicitation
         ----------------------------------------------

                                  I.  SUMMARY

          Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture, dated as of May 1, 1993, between Chatwins Group, Inc. ("Chatwins") and State Street Bank and Trust Company, as successor Trustee to The First National Bank of Boston (the "Trustee"), as amended (the "Indenture").

          Chatwins hereby offers to purchase $25 million principal amount of its 13% Senior Notes due 2003 (the "Securities") at ninety-eight percent (98%) of par (the "Purchase Offer"). In connection with the Purchase Offer, Chatwins is soliciting consents to certain amendments and waivers under its Indenture. The Purchase Offer is being made to only those Securityholders of record on November 19, 1999 who agree and consent to all amendments and waivers of the Indenture
                                  ---
covenants and Defaults solicited hereby and is conditioned upon (i) Chatwins receiving consents to all the amendments and waivers solicited hereby from
                      ---
Securityholders in respect of a majority of the outstanding principal amount of Securities which will be sufficient for the amendments and waivers to become effective under the Indenture), (ii) the Purchase Offer being accepted as to at least $25 million principal amount of the Securities, and (iii) New Reunion (as defined below) consummating the New Credit Facility (as defined in Section II(5) below) which is required to consummate the Purchase Offer. If the Purchase Offer is not consummated, then none of the amendments and waivers solicited hereby shall become effective.

          November 19, 1999 (at 5:00 p.m. Eastern Standard Time) has been fixed by Chatwins as the record date for determining the Securityholders entitled to participate in the Purchase Offer and to agree and consent to the amendments and waivers requested herein. The Securities are represented by a Global Security deposited with The Depository Trust Company ("DTC") and registered in the name of DTC's nominee, Cede & Co. In accordance with DTC's usual procedures, an Omnibus Consent is being delivered to Chatwins under which Cede & Co.'s rights to consent in respect of the Securities have been assigned to the DTC Participants who are the holders on the record date of the Securities through their accounts at DTC or their assignees (the "Participants").

          To ensure that you will be entitled to have your Securities purchased pursuant to the Purchase Offer in consideration of your consent to all the
                                                                   ---
amendments and waivers of the Indenture covenants and Defaults solicited hereby, your properly executed acceptance must be received by Chatwins no later than December 3, 1999 at 5:00 p.m. Eastern Standard Time.

          Chatwins has entered into an Amended and Restated Merger Agreement with Reunion Industries, Inc., a Delaware corporation ("Reunion"), dated as of July 28, 1999 (the "Amended and Restated Merger Agreement"), pursuant to which Chatwins will merge with and into Reunion (the "Merger"), with Reunion being the surviving corporation ("New Reunion").

          In connection with the Merger, New Reunion intends to enter into the following transactions:

          (i) Upon the Merger, New Reunion will succeed to and agree to be bound by the Indenture;

          (ii) New Reunion will enter into the New Credit Facility (as defined in Section II(5) below) the proceeds of which will be used, among other things, to finance the Purchase Offer and the Kingway Acquisition (as defined below) and to refinance certain of the debt of Chatwins and Reunion. The New Credit Facility will be secured by a first priority lien on substantially all of New Reunion's assets which will include substantially all of Chatwins' assets;

          (iii) New Reunion will acquire Kingway Material Handling Company ("Kingway"), which is currently owned by certain officers and directors of Chatwins and Reunion (the "Kingway Acquisition"); and

          (iv) New Reunion will assume certain indebtedness of Kingway in connection with the Kingway Acquisition.

          In order to proceed with the Purchase Offer, and consummate the Merger and the other transactions described above, Chatwins is requesting that the Securityholders consent to the following:

          (i) A waiver of the Debt Test (as defined below) condition of the "When Company May Merge" covenant (Section 5.01(4)(B) of the Indenture);

          (ii) A waiver of two existing Defaults under the Indenture (as more fully described below) which is required for the Merger;

          (iii) A waiver of the "Limitation on Liens" covenant (Section 4.12 of the Indenture) and a waiver of the "Limitation on Incurrence of Indebtedness" covenant (Section 4.09 of the Indenture) which are required for the New Credit Facility;

          (iv) A waiver of the "Limitation on Incurrence of Indebtedness" covenant (Section 4.09 of the Indenture) which is required to assume the Assumed Affiliate Indebtedness (as defined in Section II(6) below) in the Kingway Acquisition; and

          (v) The amendment of the "Limitation on Incurrence of Indebtedness" covenant (Section 4.09 of the Indenture) to reduce the Consolidated Interest Coverage Ratio, which under the Indenture is calculated on a pro forma basis for the debt to be incurred for the preceding four full quarters (the "Debt Test"), from 2.5 to 1.0 to 2.0 to 1.0.


                                II.  DISCUSSION

1.  PURCHASE OFFER
    --------------

          The Purchase Offer is hereby made by Chatwins to Securityholders of record on November 19, 1999 that consent to all the amendments and waivers
                                            ---
described herein subject to the following three conditions:

          (i)   Chatwins must receive consents to all the amendments and
                                                  ---
                waivers of the Indenture covenants and Defaults described herein from a majority of the outstanding principal amount of Securities which is required for the amendments and waivers to become effective;

          (ii) the Purchase Offer must be accepted as to at least $25 million in principal amount of the Securities; and

          (iii) New Reunion must have consummated the New Credit Facility which is required to consummate the Purchase Offer.

          If these conditions are met and more than $25 million principal amount of Securities consent to the amendments and waivers and accept the Purchase Offer, Chatwins will purchase the tendered Securities pro rata.

          The Purchase Offer will begin on the date hereof and will terminate on the latest of (i) December 3, 1999, (ii) the date Chatwins receives consents from a majority of the outstanding principal amount of Securities to all the amendments and waivers of the Indenture covenants and Defaults described herein and (iii) the date on which Chatwins notifies Securityholders that the Purchase Offer is terminated because New Reunion will not be able to consummate the New Credit Facility. Please see the instructions beginning on page 10 below on how to accept the Purchase Offer and indicate your consent to the amendments and waivers described herein.

          If Chatwins obtains the requisite consents to the amendments and waivers described herein and New Reunion is unable to consummate the New Credit Facility necessary to consummate the Purchase Offer, the consents received by Chatwins will become void and the amendments and waivers will not become effective under the Indenture.

          If the conditions to the Merger are satisfied or waived and the Merger is consummated, upon the Merger New Reunion will assume the obligations of the Indenture as contemplated by Section 5.01 of the Indenture.

2.  INDENTURE PROVISIONS REGARDING WAIVERS UNDER THE INDENTURE
    ----------------------------------------------------------

          Pursuant to Section 9.02 of the Indenture, the Indenture may be amended and any existing Default or Event of Default or compliance with any provision or consequences of the foregoing may be waived with the written consent of Securityholders holding a majority of aggregate principal amount of the Securities then outstanding. Pursuant to Section 9.04(a) of the Indenture, an amendment or waiver becomes effective upon receipt by the Trustee of (i) an Officer's Certificate from Chatwins certifying that Securityholders have consented to such amendment or waiver in respect of the requisite principal amount and (ii) evidence that the amendment or waiver has been approved by Securityholders in respect of the requisite principal amount of Securities. Pursuant to Section 9.04(c) of the Indenture, after an amendment or waiver becomes effective it will bind every Securityholder and shall also bind every subsequent Securityholder if notice of such amendment or waiver is reflected on the Securities that evidence the same debt as the consenting Securityholder's Securities.

          In addition, pursuant to Section 6.04 of the Indenture, Securityholders holding at least a majority in aggregate principal amount of the Securities then outstanding may, by providing notice to the Trustee, waive as to all Securityholders any past or existing Default except for a continuing Default in the payment of principal and certain other continuing payment Defaults enumerated in Section 6.04 of the Indenture. Upon any such waiver, the Defaults shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture.

3.  MERGER WITH REUNION
    -------------------

          Pursuant to the Amended and Restated Merger Agreement, from and after the Merger New Reunion will possess all of the assets, rights, privileges, powers and franchises of Chatwins and be subject to all of the liabilities, restrictions, disabilities and duties of Chatwins including those arising under the Indenture.

          The Merger will be consummated on the earliest practicable date after all of the conditions thereto have been waived or satisfied, including the approval of the Amended and Restated Merger Agreement by Reunion's stockholders. The Amended and Restated Merger Agreement has been approved by the requisite vote of Chatwins' Board of Directors and shareholders and by Reunion's Board of Directors. Chatwins and Reunion anticipate that the Closing Date for the Merger will be December 17, 1999, although there can be no assurances that the Merger will be consummated by that time or at all. The Merger will become effective immediately upon the filing of a Certificate of Merger in accordance with the Delaware General Corporation Law (the "Effective Time").

          At the Effective Time, the shares of common stock of Chatwins issued and outstanding and held by the stockholders of Chatwins on the Closing Date will be automatically converted into the right to receive shares of common stock of Reunion

("Reunion Common Stock"), plus cash in lieu of any fractional share interests. The aggregate number of shares of Reunion Common Stock that will be issued to Chatwins' stockholders in connection with the Merger will be 9,500,000 shares plus up to an additional 500,000 shares if certain Chatwins business units achieve specified performance goals in 2000. Said 9,500,000 shares will represent 79.2% of the voting power of New Reunion.

          A copy of the Reunion Proxy Statement/Prospectus in respect of the Merger is enclosed herein for your reference. The Reunion Proxy Statement/Prospectus contains extensive disclosures about Chatwins and Reunion and the transactions described herein and Chatwins urges Securityholders to read the Reunion Proxy Statement/Prospectus carefully to obtain a more complete description of the terms of the Merger and the other transactions described herein.

          Pursuant to Section 5.01 of the Indenture, Chatwins may merge with or into any Person if, at the time and giving effect thereto:

         (1) the Person surviving such merger is a corporation organized and existing under the laws of the United States;

         (2) the Person surviving such merger assumes by supplemental indenture, subject to approval by the Trustee, all the obligations of Chatwins under the Securities and the Indenture and assumes the obligations of Chatwins under the Purchase Agreement, the Exchange and Registration Rights Agreement and the Securities Pledge Agreement;

         (3) immediately prior to and after giving effect to such merger, no Default or Event of Default under the Indenture shall have occurred and be continuing; and

         (4) the Person surviving such merger (A) shall have a Consolidated Net Worth immediately after the merger, but prior to any purchase accounting adjustments resulting from the merger, not less than the Consolidated Net Worth of Chatwins immediately prior to the merger; and (B) shall satisfy the Debt Test under Section 4.09 of the Indenture.

          New Reunion will satisfy the requirements of paragraphs (1), (2) and
(4)(A) of Section 5.01 of the Indenture.

          Chatwins and New Reunion are unable to satisfy the requirements of paragraph (3) of Section 5.01 of the Indenture because of the continuing Defaults under the Indenture, more fully described below. Upon the consent of a majority of outstanding principal amount of Securities to waive these two Defaults as requested herein, no Default or Event of Default will be continuing immediately prior to or after giving effect to the Merger and Chatwins and Reunion will be entitled to proceed with the Merger under Section 5.01 of the Indenture.

          Chatwins and New Reunion are unable to satisfy the requirements of paragraph (4)(B) of Section 5.01 of the Indenture because New Reunion will not be able to satisfy the Debt Test upon consummation of the Merger. Therefore,
Section 5.01(4)(B) must be waived before Chatwins and Reunion can proceed with the Merger.

4.  EXISTING DEFAULTS
    -----------------

          Chatwins previously notified the Trustee and the Securityholders on June 5, 1998 of two continuing Defaults under the Indenture. In May of 1998, Chatwins executed a joint venture agreement pursuant to which it contributed $100,000 to Suzhou Grating Co., Ltd., a fiberglass reinforced plastic grating manufacturer located in China (the "Investment"). The Investment is not one of the Investments specifically permitted by Section 4.16(vii) of the Indenture and, therefore, it constitutes a Default pursuant to Section 6.01(4) of the Indenture (the "Investment Default").

          Also in May of 1998, Charles E. Bradley, Sr., the Chairman of the Board of Directors of Chatwins, transferred all of his shares of the common stock of Chatwins (the "Bradley Shares") to the Charles E. Bradley Family Limited Partnership (the "FLP"), of which Mr. Bradley is the general partner. The FLP executed a Counterpart of the Securities Pledge Agreement, dated as of May 1, 1993, as amended (the "Pledge Agreement"), made by Mr. Bradley, John G. Poole and Chatwins, in favor of the Trustee, as Collateral Agent for and representative of the Securityholders. The FLP retains title to the Bradley Shares but has granted voting control of the Bradley Shares to Stanwich Partners, Inc., a Delaware corporation, which in turn has granted voting control over the Bradley Shares to John G. Poole. Upon the Merger, the voting control of the Bradley Shares will become vested in Kimball Bradley, the son of Charles
E. Bradley Sr. Kimball Bradley is Senior Vice President of Chatwins and will become Executive Vice President of Operations of New Reunion following the Merger. Because Charles E. Bradley Sr. no longer has sole voting power over the Shares, a breach of Section 7(a) of the Pledge Agreement occurred, is continuing and will continue after the Merger. A breach of the Pledge Agreement constitutes a Default under Section 6.01(4) of the Indenture (the "Pledge Default").

          A Default under Section 6.01(4) of the Indenture will become an "Event of Default" only if the Trustee or Securityholders holding at least 25% of the principal amount of the Securities then outstanding notify Chatwins and the Trustee of the Default and Chatwins does not cure the Default within 30 days of such notice. As of the date hereof, Chatwins has not received such notice from the Trustee or the Securityholders regarding either the Investment Default or the Pledge Default.

          Because the Merger would be prohibited under Section 5.01(3) of the Indenture if there were a continuing Default or Event of Default immediately prior to or after giving effect to the Merger, the Investment Default and the Pledge Default must be waived before Chatwins and Reunion can proceed with the Merger.

5.  THE NEW CREDIT FACILITY
    -----------------------

          As stated above, upon the Merger, New Reunion will assume the obligations of the Indenture as required by Section 5.01 thereof. In order to consummate the Purchase Offer and the Kingway Acquisition and to refinance certain indebtedness of Chatwins, Reunion and Kingway, Bank of America, Chatwins' lender under its existing $40 million Revolving Credit Facility secured by Chatwins' accounts receivable and inventory, has agreed to enter into a new credit facility (the "New Credit Facility") with New Reunion. The New Credit Facility will have two components: (i) a $42 million revolving credit facility that upon the Merger will become the Revolving Credit Facility as defined in the Indenture; and (ii) a term loan facility consisting of one or more term loans of up to a maximum aggregate principal amount of $33 million at any time outstanding (including Hedging Obligations with respect thereto in a notional amount not exceeding $20 million) that may be borrowed at various times during the life of the New Credit Facility (the "Term Loan Facility"). A condition of the New Credit Facility is that the entire New Credit Facility be secured by a first priority lien on substantially all of the existing and subsequently acquired assets of New Reunion including the fixed assets of Reunion, Chatwins and Kingway (the "Blanket Lien").

          The Blanket Lien is prohibited by Section 4.12 of the Indenture which states that Chatwins (and New Reunion) will not create any Lien (other than Permitted Liens) upon any of its assets unless the Securities are equally and ratably secured by such assets. Because (i) the Blanket Lien is not a Permitted Lien to the extent it extends to assets other than accounts receivable and inventory and (ii) the Securities will not be equally and ratably secured by the Blanket Lien, Section 4.12 of the Indenture must be waived before New Reunion can proceed with the New Credit Facility.

          In addition, the Term Loan Facility is prohibited by Section 4.09 of the Indenture which states that Chatwins (and New Reunion) may not incur any Indebtedness (other than Permitted Indebtedness) unless it satisfies the Debt Test. Because the Term Loan Facility is not Permitted Indebtedness and New Reunion will not be able to satisfy the Debt Test when the first borrowings are made under the Term Loan Facility upon the effective date of the Merger, Section
4.09 must be waived before New Reunion can proceed with the New Credit Facility. Because New Reunion will require the liquidity to be provided by subsequent borrowings under the Term Loan Facility and it is not certain that New Reunion will satisfy the Debt Test when such borrowings are required, Section 4.09 must also be waived for all such subsequent borrowings but limited always to a maximum aggregate principal amount of $33 million outstanding under the Term Loan Facility at any time.

6.  KINGWAY ACQUISITION
    -------------------

          New Reunion proposes to acquire Kingway. Kingway is currently owned by certain officers and directors of Chatwins and Reunion. In the Kingway Acquisition, New Reunion proposes to: (i) issue shares of New Reunion's preferred stock in exchange for shares of Kingway preferred stock which were issued by Kingway to Stanwich Financial Services Corp. ("Stanwich Financial") when Kingway was initially capitalized by the current owners of Kingway upon their original acquisition of Kingway; (ii) assume approximately $4.0 million of Kingway indebtedness owing to Stanwich Financial which was incurred or replaced indebtedness that was incurred in connection with the original acquisition of Kingway by the current owners of Kingway (the "Assumed Affiliate Indebtedness"); and (iii) use the proceeds of the New Credit Facility to either buy the assets of Kingway for up to $7.0 million or buy the common stock of Kingway for $100,000, repay $6.2 million of Kingway indebtedness owing to third parties and repay $700,000 of Kingway indebtedness owing to Stanwich Financial.

          According to Section 1.01 of the Indenture, the current owners of Kingway and Stanwich Financial may be deemed to be "Affiliates" of New Reunion. Pursuant to Section 4.11 of the Indenture, New Reunion would be prohibited from entering into a transaction with Affiliates of New Reunion unless (a) the transaction is fair to New Reunion and on terms that are no less favorable to New Reunion than would be available in a comparable transaction with an unrelated third party; and (b) (i) if the transaction involves aggregate payments in excess of $300,000, the Board of Directors of New Reunion adopts a unanimous resolution certifying that such transaction complies with clause (a) above, and (ii) if the transaction involves aggregate payments equal to or greater than $3 million, New Reunion receives a written opinion of a nationally recognized investment bank that such transaction is fair to New Reunion from a financial point of view.

          Management of Chatwins and Reunion believe that the terms of the Kingway Acquisition are not less favorable to Chatwins and New Reunion than terms that would likely be negotiated with an unaffiliated third party in a similar transaction. Because the Kingway Acquisition involves aggregate payments exceeding $300,000, before consummating the Kingway Acquisition New Reunion will obtain a unanimous resolution from the Board of Directors of New Reunion certifying that the terms of the Kingway Acquisition are not less favorable to New Reunion than terms it would likely negotiate with an unaffiliated third party in a similar transaction. Because the Kingway Acquisition involves aggregate payments exceeding $3 million, before consummating the Kingway Acquisition, New Reunion will obtain an opinion from a qualifying investment bank that the transaction is fair to New Reunion from a financial point of view.

          In addition, New Reunion cannot assume the Assumed Affiliate Indebtedness in the Kingway Acquisition unless it satisfies the Debt Test pursuant to Section 4.09 of the Indenture. New Reunion will not satisfy the Debt Test upon assumption of the Assumed Affiliate Indebtedness. Therefore,
Section 4.09 of the Indenture must be waived before New Reunion can proceed with the Kingway Acquisition.

7.  AMENDMENT OF DEBT TEST
    ----------------------

          As noted above, pursuant to Section 4.09 of the Indenture, Chatwins cannot create, incur, assume, guarantee or otherwise become directly or indirectly liable for payment of any Indebtedness, other than Permitted Indebtedness, unless it satisfies the Debt Test. Pursuant to the Indenture, the Debt Test (i.e., the Consolidated Interest Coverage Ratio) has increased over time as follows: (i) the Consolidated Interest Coverage

Ratio was originally 2.0 to 1.0 for the period from the date of original issuance of the Securities through April 30, 1996, (ii) the Consolidated Interest Coverage Ratio increased to 2.25 to 1.0 for the period May 1, 1996 through April 30, 1999 and (iii) the Consolidated Interest Coverage Ratio increased to 2.50 to 1.0 thereafter. Chatwins desires to reduce the Consolidated Interest Coverage Ratio to the original ratio of 2.0 to 1.0.

          Therefore, Chatwins is requesting that Section 4.09 of the Indenture be amended so that the Consolidated Interest Coverage Ratio is permanently reduced to 2.0 to 1.0.

ACTION REQUESTED
----------------

          If you wish to accept the Purchase Offer by consenting and agreeing to the amendments and waivers of the Indenture covenants and Defaults as more fully described above, please indicate your acceptance, consent and agreement in the space provided on one of the separately enclosed pink copies of pages 11-12 hereof. Then return the pink page to Chatwins via facsimile at (412) 885-5512 (Attention: Russell S. Carolus) and send the executed original to Chatwins via overnight courier addressed as follows: Chatwins Group, Inc., 300 Weyman Plaza, Suite 340, Pittsburgh, PA, 15236, Attention: Russell S. Carolus.

          If you do not have independent authority to consent and agree in respect of the Securities you hold as a Participant at DTC you should distribute a copy of this document to your customers or affiliates and obtain from them whatever authorization you require in respect of such consent and agreement.

          If all the conditions precedent to the Purchase Offer as described above are satisfied or waived, Chatwins will coordinate with the Trustee on behalf of Securityholders that have timely consented to all the requested
                                                        ---
amendments and waivers regarding the procedures to consummate the Purchase
Offer.

          ONLY SECURITYHOLDERS THAT CONSENT TO ALL THE AMENDMENTS AND WAIVERS
                                               ---
REQUESTED HEREBY BY DECEMBER 3, 1999 AT 5:00 P.M. EASTERN STANDARD TIME WILL ENSURE THAT THEY ARE ENTITLED TO PARTICIPATE IN THE PURCHASE OFFER AND TO SELL SECURITIES TO CHATWINS PURSUANT THERETO.

FURTHER INFORMATION
-------------------

          If you have any questions regarding this Notice, please contact Russell S. Carolus, Vice President of Chatwins or John M. Froehlich, Chief Financial Officer of Chatwins at (412) 885-5501.

                                    #  #  #

This Notice contains certain forward-looking statements made pursuant to the U.S. Private Securities Litigation Reform Act of 1995. In particular, statements with regard to Chatwins', Reunion's and New Reunion's intentions with respect to consummation of the Purchase Offer, the New Credit Facility, the Kingway Acquisition and the Merger are forward looking in nature. By their nature forward looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward looking statements. Information and factors that could cause actual results to differ materially in addition to those discussed in this Notice and Reunion's Proxy Statement/Prospectus enclosed herewith are included in the periodic reports of Chatwins and Reunion on file with the U.S. Securities and Exchange Commission. The forward looking statements included in this Notice represent Chatwins' best judgment as of the date hereof based in part on preliminary information and discussions with third parties and certain assumptions which management believes to be reasonable. Chatwins disclaims any obligation to update these forward-looking statements.

                                    #  #  #

                                                                     Exhibit B-2
                                                                     -----------

TO:       HOLDERS OF SENIOR NOTES

FROM:     Chatwins Group, Inc.

DATE:     November 24, 1999

RE:       Amendment of November 19, 1999 Consent Solicitation and
          Offer To Purchase Senior Notes
          ------------------------------

ISSUER:       Chatwins Group, Inc. ("Chatwins")

SECURITIES:   13% Senior Notes of Chatwins due 2003 (the "Securities") issued under the Indenture, dated as of May 1, 1993, between Chatwins and State Street Bank and Trust Company, as successor Trustee to First
              National Bank of Boston, as amended (the "Indenture").

AMENDMENT
OF PURCHASE
 OFFER: By notice dated November 19, 1999 Chatwins announced its conditional offer to purchase $25 million principal amount of Securities at ninety-eight percent (98%) of par (the "Purchase Offer") from those Securityholders of record on November 19, 1999 who consent and agree to the amendments and waivers under the Indenture that were described in and solicited pursuant to the November 19, 1999 notice. CHATWINS HEREBY AMENDS THE PURCHASE OFFER TO BE AN OFFER TO PURCHASE AT PAR. All other terms and provisions of the Purchase Offer and the consent solicitation as stated in the November 19, 1999 notice remain in effect without change and all references therein to the "Purchase Offer" shall mean the Purchase Offer as amended hereby.

              Accordingly, as was previously the case, only those
              Securityholders who consent and agree to all the requested
                                                       ---
              amendments and waivers will be entitled to have their Securities purchased in the Purchase Offer.

              The Purchase Offer remains conditioned upon (i) Chatwins receiving all the requested amendments and waivers from a majority of the
              ---
              outstanding principal amount of Securities, (ii) the Purchase
              Offer being accepted as to at least $25 million principal amount of the Securities, and (iii) New Reunion (as defined in the
              November 19 notice) consummating the financing necessary to consummate the Purchase Offer.  If more than $25 million of
              Securities are tendered in the Purchase Offer, the tendered
              Securities will be purchased pro rata.
ACTION
REQUESTED:    As stated in the November 19, 1999 notice, the Purchase Offer can be closed by Chatwins as early as December 3, 1999. To ensure that you
              will be entitled to have your Securities purchased pursuant to the Purchase Offer in consideration of your consent to all the
                                                                     ---
              amendments and waivers of the Indenture covenants and defaults solicited by the November 19, 1999 notice, your properly executed consent and agreement to the requested amendments and waivers and acceptance of the Purchase Offer (attached as pages 10-11 of the November 19 notice) must be received by Chatwins no later than December 3, 1999 at 5:00 p.m. Eastern Standard Time.

ADDITIONAL
INFORMATION:  See the November 19, 1999 Notice of Offer To Purchase Senior Notes
              and Consent Solicitation previously distributed.